UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of an initiative to further streamline the management structure of MRC Global Inc. (the “Company”) as well as to address orderly succession planning for senior management, effective as of September 1, 2014, the Company has elected the following officers, who will report directly to Andrew Lane, Chairman, President and Chief Executive Officer of the Company:

•	Steinar Aasland, Senior Vice President, Europe Region

•	John Bowhay, Senior Vice President, Asia Pacific & Middle East Region

•	Jim Dionisio, Senior Vice President, Supply Chain Management – Energy Tubular Products

•	Scott Hutchinson, Senior Vice President, North America Operations

•	Rory Isaac, Senior Vice President, Business Development

•	Gary Ittner, Senior Vice President, Supply Chain Management – Valves, Fittings, Flanges, Alloys & Oilfield Supply

James Braun, Executive Vice President and Chief Financial Officer, and Daniel Churay, Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary, will continue to report to Andrew Lane.

Pursuant to their respective employment agreements, each of Alan Colonna and Messrs. Isaac and Ittner have the option to resign from service with the Company for Good Reason (as defined in each employment agreement) due to the elimination of their respective positions of Executive Vice President – Business Development and U.S. Operations, Executive Vice President – International Operations and Executive Vice President – Supply Chain Management and their assignment to positions with reduced responsibilities. In the case of their resignation for Good Reason, each of them is entitled to the separation benefits that his employment agreement provides for a separation for Good Reason. Messrs. Colonna, Isaac and Ittner have 30, 33 and 41 years of service with the Company, respectively. Mr. Colonna has decided to resign effective as of August 31, 2014 and receive these benefits. The Company has requested that Mr. Isaac remain with the Company until the end of 2016 and that Mr. Ittner remain with the Company through the end of 2015. Each of them has agreed to remain with the Company and suspend receipt of the separation benefits that their respective employment agreements provide until they actually separate from service. The Company expects to incur a pre-tax charge of approximately $3.8 million in the third quarter of 2014 in connection with these actions.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Employment Agreement by and among MRC Global Inc. and each of its executive officers (Incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K for the year ended December 31, 2013)

10.2	Form of deferral amendment to the Employment Agreements of Messrs. Rory Isaac and Gary Ittner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014

MRC GLOBAL INC.
By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

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